                                [CSD LETTERHEAD]

                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Hayes Lemmerz International, Inc.

     We consent to the use of our report dated July 8, 1998, related to the consolidated balance sheets of CMI International, Inc. and Subsidiaries as of May 31, 1998 and 1997, and the related consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended May 31, 1998, incorporated by reference herein, and to the references to our firm under the heading "Experts" in the Registration Statement (Form S-4) dated June 11, 1999.

                                          /s/ Ciulla, Smith & Dale, LLP

Southfield, Michigan
June 11, 1999